Exhibit 10.4

AMENDMENT TO LOAN AGREEMENT

This Amendment to Loan Agreement (the “Amendment”) is made as of the 25th day of June, 2013, by and between NAVIDEA BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), and PLATINUM-MONTAUR LIFE SCIENCES, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, pursuant to a Loan Agreement, dated as of July 25, 2012, by and between the Borrower and the Lender (the “Loan Agreement”), the Lender extended a Term Loan to the Borrower;

WHEREAS, the Borrower has requested that the Lender consent to the incurrence of indebtedness pursuant to a Loan and Security Agreement, dated as of June 25, 2013, by and among the Borrower, General Electric Capital Corporation, as administrative and collateral agent (“GECC”), and the lenders from time to time party thereto (the “GECC Loan Agreement”);

WHEREAS, the Borrower and the Lender have agreed to convert a portion of the outstanding Obligations to Series B Convertible Preferred Stock of the Borrower through the exercise of all outstanding Series X and Series AA Warrants of Borrower, pursuant to a Warrant Exercise Agreement, dated as of the date hereof, between the Borrower and the Lender (the “Exercise Agreement”); and

WHEREAS, the Borrower and the Lender desire to amend certain terms of the Loan Agreement to, among other things, reflect the incurrence of Indebtedness pursuant to the GECC Loan Agreement and permit the conversion of the Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article One
DEFINITIONS; REPRESENTATIONS; CONSENT

Section 1.1           Terms Defined.

Unless otherwise defined herein, capitalized terms used herein shall have the same meanings given in the Loan Agreement.

Section 1.2           Representations and Warranties of the Borrower.

1.2.1       The representations and warranties of the Borrower made in the Loan Documents remain true and accurate and the covenants of the Borrower under the Loan Documents are hereby reaffirmed as of the date hereof.

1.2.2       The Borrower has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents and no Event of Default exists thereunder or an event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

1.2.3       The execution, delivery and performance of this Amendment and any and all documents and instruments relating hereto of even or approximate date as this Amendment (collectively, and including the Amended Note (as defined below), the “Amendment Documents”), are within the power and authority of the Borrower and are not in contravention of the Borrower’s Certificate of Incorporation or Bylaws, or the terms of any other documents, instruments, agreements or undertakings to which the Borrower is a party or by which the Borrower is bound. To the best of the Borrower’s knowledge, no approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by the Borrower of the Amendment Documents or any of the documents submitted to the Lender in connection with the Amendment Documents, to ensure the validity or enforceability thereof.

1.2.4       When executed on behalf of the Borrower, the Amendment Documents will constitute the legally binding obligations of the Borrower, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and the enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 1.3           Consent to GECC Loan Documents

Upon and as of the Effective Date, the Lender hereby consents to the terms and conditions of the GECC Loan Agreement and the “Loan Documents” as defined therein, each in substantially the forms attached hereto as Exhibit A, and the incurrence of Indebtedness and granting of Liens contemplated thereby.

Article Two
Increase in Term Loan; AMENDMENTS

Section 2.1           Amendments to Defined Terms.

(a)          Upon and as of the Effective Date, the following paragraph shall be inserted at the top of the first page of the Loan Agreement:

“This instrument and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”) dated as of June 25, 2013, by and among the Subordinated Creditor identified therein and General Electric Capital Corporation in its capacity as agent for certain lenders (together with its successors and assigns, “Senior Creditor Agent”), to certain indebtedness, rights, and obligations of Navidea Biopharmaceuticals, Inc. to Senior Creditor Agent and Senior Creditor (as defined therein) and liens and security interests of Senior Creditor Agent securing the same all as described in the Subordination Agreement; and each holder and transferee of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

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(b)          Upon and as of the Effective Date, the definition of “Applicable Rate” in the Loan Agreement shall be amended to read in its entirety as follows:

“Applicable Rate” means the greatest of (i) the United States prime rate as reported in The Wall Street Journal plus 6.75%, (ii) 10.0% and (iii) the highest rate of interest then payable by the Borrower pursuant to the GECC Loan Documents plus 12.5 basis points (0.125%); provided, that, the Applicable Rate shall be adjusted immediately to correspond with each change in the prime rate or the highest rate of interest then payable by the Borrower pursuant to the GECC Loan Documents.

(b)          Upon and as of the Effective Date, the following definition of “Common Stock” shall be added to Section 1.2 of the Loan Agreement:

“Common Stock” is defined in Section 2.7 hereof.

(c)          Upon and as of the Effective Date, the following definition of “Conversion Amount” shall be added to Section 1.2 of the Loan Agreement:

“Conversion Amount” is defined in Section 2.7 hereof.

(d)          Upon and as of the Effective Date, the following definition of “Conversion Notice” shall be added to Section 1.2 of the Loan Agreement:

“Conversion Notice” is defined in Section 2.7 hereof.

(e)          Upon and as of the Effective Date, the following definition of “Conversion Price” shall be added to Section 1.2 of the Loan Agreement:

“Conversion Price” is defined in Section 2.7 hereof.

(f)          Upon and as of the Effective Date, the definition of “Draw Loan Maturity Date” in the Loan Agreement shall be amended to read in its entirety as follows:

“Draw Loan Maturity Date” means with respect to each Draw, the day that is the earlier of (a) two (2) years following the day such Draw was funded by the Lender and (b) June 25, 2017; provided, that in no event shall the Draw Loan Maturity Date for any Draw occur prior to the earlier of (a) June 25, 2017 and (b) the Subordination Termination Date (as defined in the Subordination Agreement).

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(g)          Upon and as of the Effective Date, the following definition of “DWAC” shall be added to Section 1.2 of the Loan Agreement:

“DWAC” is defined in Section 2.7 hereof.

(h)          Upon and as of the Effective Date, the following definition of “GECC Loan Agreement” shall be added to Section 1.1 of the Loan Agreement:

“GECC Loan Agreement” means the Loan and Security Agreement, dated as of June 25, 2013, by and between the Borrower, the other loan parties from time to time party thereto, General Electric Capital Corporation, as administrative and collateral agent, and the lenders from time to time party thereto, as it may be amended, restated, supplemented, refinanced or otherwise modified from time to time.

(i)          Upon and as of the Effective Date, the following definition of “GECC Loan Documents” shall be added to Section 1.1 of the Loan Agreement:

“GECC Loan Documents” means the GECC Loan Agreement and the “Loan Documents” referred to therein, as each may be amended, restated, supplemented, refinanced or otherwise modified from time to time.

(j)          Upon and as of the Effective Date, the definition of “Hercules Loan Documents” shall be deleted in its entirety.

(k)          Upon and as of the Effective Date, the definition of “Permitted Liens” shall be amended to read in its entirety as follows:

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“Permitted Liens” mean (i) any Liens held by Lender or Affiliates of Lender at any time after the termination of the Subordination Agreement, (ii) Liens for unpaid taxes that either are not yet delinquent, or do not constitute an Event of Default hereunder and are the subject of a Permitted Contest, (iii) Liens securing Indebtedness incurred pursuant to the GECC Loan Documents, (iv) the interests of lessors under any lease of real property in the ordinary course of business, (v) Liens securing purchase money Indebtedness or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness, provided that (x) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 20 days after, the acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (y) such Liens do not extend to any Property of a Loan Party other than the Property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness,(vi) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, or laborers, incurred in the ordinary course of Borrower’s business and not in connection with the borrowing of money, and which Liens either (A) are for sums not yet delinquent, or (B) are the subject of Permitted Contests, (vii) Liens arising from pledges or deposits made in the ordinary course of business in connection with obtaining worker’s compensation or other unemployment insurance, (viii) Liens or pledged or deposits to secure performance of bids, tenders, leases (other than capital leases), sales or other trade contracts incurred in the ordinary course of Borrower’s business and not in connection with the borrowing of money, (ix) Liens granted as security for surety, customs, reclamation or performance bonds, or judgment or appeal bonds, in each case in connection with obtaining such bonds in the ordinary course of Borrower’s business, (x) Liens resulting from any judgment or award that is not an Event of Default hereunder, (xi) Liens related to any Permitted Acquisition, to the extent such Liens encumber only the assets acquired in such Permitted Acquisition, (xii) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC, (xiii) Liens arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property that do not materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and (xiv) non-exclusive licenses of the intellectual property of the Borrower or any Subsidiary of the Borrower that do not restrict the applicable licensor’s ability to grant a lien on, assign or otherwise transfer such license or any intellectual property.

(l)           Upon and as of the Effective Date, the following definition of “Subordination Agreement” shall be added to Section 1.1 of the Loan Agreement:

“Subordination Agreement” means the Subordination Agreement, dated as of June 25, 2013, between the Lender and General Electric Capital Corporation, and consented to by the Borrower and the Subsidiaries of the Borrower from time to time party thereto.

(m) Upon and as of the Effective Date, the following definition of “Trading Day” shall be added to Section 1.1 of the Loan Agreement:

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or a registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(n) Upon and as of the Effective Date, the following definition of “VWAP” shall be added to Section 1.1 of the Loan Agreement:

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“VWAP” means for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board or national securities exchange as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board or a national securities exchange and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions or reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Lender and reasonably acceptable to the Borrower.

Section 2.2          Amendment to Section 2.2.

Upon and as of the Effective Date, Section 2.2 of the Loan Agreement shall be amended to append thereto the following subsection:

(f)          Notwithstanding anything to the contrary contained herein, the Lender shall have no obligation to fund any Draw hereunder upon and after the occurrence of an Event of Default or an “Event of Default” under and as defined in the GECC Loan Agreement; provided, that, in the case of an occurrence of an “Event of “Default” arising under Section 7.11 of the GECC Loan Agreement that is subsequently cured, the Lender’s obligations to fund Draws hereunder subsequent to such cure shall not be terminated solely as a result of such “Event of Default”.

Section 2.3          Amendment to Section 2.6.

Upon and as of the Effective Date, Section 2.6 of the Loan Agreement shall be amended to read in its entirety as follows:

At any time following the satisfaction of the FDA Approval Condition, the Lender may, in the Lender's sole and absolute discretion, increase the Draw Credit Maximum Amount to an amount not to exceed $50,000,000; provided, that, in connection with any such increase, the Lender may, in the Lender' sole and absolute discretion, require the Borrower to (i) execute and deliver a promissory note in such increased Draw Credit Maximum Amount, which promissory note shall be in form and substance satisfactory to the Lender, and (ii) solely to the extent that the Subordination Termination Date (as defined in the Subordination Agreement) has occurred, grant collateral to the Lender to secure the Borrower's Obligations hereunder pursuant to a security agreement in form and substance reasonably satisfactory to the Lender. It is understood and agreed that no commitment fur such increased availability exists on the date hereof; and such availability shall be dependent upon, among other things, the Lender's assessment of the Borrower's performance, prospects and management.

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Section 2.4           Amendment to Section 3.2(b).

Upon and as of the Effective Date, Section 3.2 (b) of the Loan Agreement shall be amended to read in its entirety as follows:

(b)          At all times after the fiscal quarter during which the Triggering Event Date occurs, Borrower shall, on a quarterly basis thereafter, pay to Lender an aggregate amount equal to 1/3rd of the aggregate amount of revenue derived by Borrower solely from the commercial sales of and license agreements in connection with Lymphoseek during the then immediately prior fiscal quarter, such payments to be applied no later than 30 days following the end of such immediately prior fiscal quarter and to be applied to Draws in inverse order of maturity; provided, that, in no event shall any such prepayment amount be due and payable pursuant to this Section 3.2(b) if the payment thereof would violate the terms of the Subordination Agreement.

Section 2.5           Amendment to Section 5.10.

Upon and as of the Effective Date, Section 5.10 of the Loan Agreement shall be amended to read in its entirety as follows:

The Borrower each Guarantor (a) has an indefeasible interest in all personal property which it has an interest, free and clear of any Liens, except Permitted Liens, and (b) has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a Lien, except Permitted Liens and agreements contained under the GECC Loan Documents. Neither Borrower nor any Guarantor owns any real property.

Section 2.6           Amendment to Section 7.1.

Upon and as of the Effective Date, Section 7.1(viii) of the Loan Agreement shall be amended to read in its entirety as follows:

(viii)       The occurrence of any event which allows the acceleration of the maturity of any Indebtedness in excess of the amount of $1,000,000 of Borrower and/or any Guarantor on an aggregate basis (other than Indebtedness incurred pursuant to the GECC Loan Documents);

Section 2.7           Amendment to Section 7.1.

Upon and as of the Effective Date, Section 7.1(x) of the Loan Agreement shall be amended to read in its entirety as follows:

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(x)          An event of default shall have occurred under the GECC Loan Documents, and as a result thereof the loans made under the GECC Loan Documents have become due prior to the stated maturity of such loans; and

Section 2.8           Amendment to Section 2.1(a).

Upon and as of the Effective Date, Section 2.1(a) of the Loan Agreement shall be amended to read in its entirety as follows:

(a)          Lender, subject to the terms and conditions hereof, will make a non-revolving draw credit facility (the “Term Loan Facility”) available to the Borrower in an aggregate principal amount not to exceed the Draw Credit Maximum Amount. The Term Loan Facility is non-revolving, and Draws repaid may not be re-borrowed; provided, that, the principal amount of the Draws converted pursuant to the Warrant Exercise Agreement, dated as of June 25, 2013, between the Borrower and the Lender $4,781,333.00 shall be available for advances and shall not be deemed to reduce the Draw Credit Maximum Amount.

Section 2.9           Amendment and Restatement of Note.

Upon and as of the Effective Date, the Promissory Note shall be amended and restated, in the form attached hereto as Exhibit B (the “Amended Note”), and all references in the Loan Documents to the Note or Notes shall be deemed to mean and refer to the Amended Note.

Section 2.10         Conversion Option.

Upon and as of the Effective Date, Article II of the Loan Agreement shall be deemed amended by adding the following as Section 2.7 thereof:

Section 2.7        Conversion Of Outstanding Amounts

(a)          Subject to Sections 2.7(c) and (e), with respect to any Draw advanced on or after June 25, 2013, beginning on a date that is two (2) years from the date on which such Draw was advanced, and thereafter at any time and from time to time while any portion of the principal, or unpaid interest accrued on such Draw, is outstanding, the Lender shall have the right, at Lender’s option, to convert all or any portion of the unpaid principal or unpaid interest accrued on such Draw (the “Conversion Amount”) into the number of shares of Borrower’s common stock (the “Common Stock”) computed by dividing the Conversion Amount by a conversion price equal to the lesser of (i) 90% of the lowest VWAP for the 10 Trading Days preceding the date of such conversion request, or (ii) the average VWAP for the 10 Trading Days preceding the date of such conversion request (the “Conversion Price”);

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(b)          Subject to Sections 2.7(c) and (e), with respect to any Draw advanced on or after June 25, 2013, and while the Subordination Agreement is in effect, if at any time following the Triggering Event Date Borrower is required, without giving effect to the proviso in Section 3.2 hereof, to repay Lender any amount due under Section 3.2 of this Agreement (a “Revenue-Based Repayment”) but is prohibited by the Subordination Agreement from doing so, and General Electric Capital Corporation, or its successor, as administrative and collateral agent, has not waived such prohibition in writing on behalf of itself and the Senior Creditor (as defined in the Subordination Agreement), Lender shall have the right, at Lender’s option to convert all or any portion of Revenue-Based Repayment (the “Conversion Amount”) into Common Stock at the Conversion Price;

(c)          In no event shall more than 23,906,000 shares (as adjusted for splits, combinations and the like) be issued at the Conversion Price without the prior approval of the Borrower’s stockholders; it being understood that any number of shares may be issued at the Conversion Price set forth in clause (ii) of Section 2.7(a) without such approval.

(d)          To exercise its right to effect any conversion of a Conversion Amount pursuant to this Section 2.7, the Lender shall deliver written notice to the Borrower setting forth (i) its calculation of the Conversion Price as of the date of such conversion request, (ii) the Conversion Amount, and (iii) delivery instructions with respect to the Common Stock to be received upon such conversion of the Conversion Amount (the “Conversion Notice”). Not later than five (5) Trading Days following the giving of the Conversion Notice, the Borrower shall deliver the Common Stock to be received in such conversion, which delivery shall be made via the Deposit Withdrawal Agent Commission System (“DWAC”) if such delivery is lawful, or if delivery via DWAC is not lawful, then delivery shall be made by overnight courier in accordance with the Lender’s instructions.

(e)           Notwithstanding anything to the contrary set forth in this Section 2.7, at no time may the either party convert all or a portion of the Obligations if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Lender at such time, would result in the Lender beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Lender providing the Borrower with sixty-one (61) days’ written notice that the Lender would like to waive this Section 2.7(e) with regard to any or all shares of Common Stock issuable upon conversion of a Conversion Amount, this Section 2.7(e) shall be of no force or effect with regard to all or a portion of the Conversion Amount referenced in such notice.

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Article Three
CLOSING CONDITIONS

Section 3.1           Closing Conditions.

The obligation of the Lender to execute and deliver this Amendment is subject to fulfillment of the following conditions precedent:

(i)          the Borrower shall have executed and delivered to the Lender this Amendment and all other Amendment Documents applicable to it, including the Amended Note;

(ii)        all representations and warranties of the Borrower shall be true and correct and no material adverse change shall have occurred in the business, condition (financial or otherwise) or prospects of the Borrower, from the date of the most recent financial statements of the Borrower delivered to the Lender;

(iii)     if requested by the Lender, counsel to the Borrower shall have executed and delivered a legal opinion to the Lender, which legal opinion shall be in form and substance satisfactory to the Lender and shall address the Amendment Documents and such other matters as may be reasonably requested by the Lender;

(iv)        the Lender shall have received evidence of the repayment in full, and release of all liens securing, the Indebtedness of the Borrower and the Subsidiaries of the Borrower to Hercules Technology II, L.P;

(v)         the Lender shall have received evidence of the execution and delivery of the GECC Loan Agreement and the “Loan Documents” referred to therein, and GECC shall have committed to fund Indebtedness thereunder in a gross amount of not less than $25,000,000 contemporaneously with this Amendment becoming effective; and

(vi)         the transactions contemplated by the Exercise Agreement shall have been consummated.

Section 3.2          Effective Date.

This Amendment shall become effective as of the date first above written upon evidence satisfactory to the Lender that all of the foregoing closing conditions have been satisfied (the “Effective Date”).

Article Four
MISCELLANEOUS

Section 4.1           Loan Documents

The Borrower shall deliver this Amendment, and all other Amendment Documents, to the Lender and those documents shall be included in the term the “Loan Documents” in the Loan Agreement. The provisions of the Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

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Section 4.2           Survival of Representations and Warranties.

All agreements, representations and warranties contained in the Loan Documents shall survive the execution and delivery of this Amendment, and any investigation at any time made by or on behalf of the Lender.

Section 4.3           Expenses.

The Borrower agrees, regardless of whether or not the transactions contemplated hereby shall be consummated, to pay all reasonable expenses incurred by the Lender incident to such transactions in the preparation of documentation relating thereto, including without limitation fees and disbursements of the Lender’s counsel incurred in connection with this Amendment, the Subordination Agreement and the Warrant Exercise Agreement.

Section 4.4           General.

The Borrower shall execute and deliver such additional documents and instruments and shall do such other acts as the Lender may reasonably require in order to implement this Amendment fully. This Amendment may be executed in counterparts by the Borrower and the Lender, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized agents as of the date first above written.

Borrower:

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Brent L. Larson
	Name:	Brent L. Larson
	Title:	EVP, CFO, Treasurer and Secretary

Lender:

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Michael Goldberg
	Name:	Michael Goldberg
	Title:	Portfolio Manager

Exhibit A

[GECC Loan Documents*]

* Filed as Exhibit 10.1 to the Current Report on Form 8-K of Navidea Biopharmaceuticals, Inc., File No. 001-35076, dated June 24, 2013, filed June 26, 2013, as amended June 28, 2013, and incorporated herein by reference.

Exhibit B

[Amended Note*]

* Filed as Exhibit 10.6 to the Current Report on Form 8-K of Navidea Biopharmaceuticals, Inc., File No. 001-35076, dated June 24, 2013, filed June 26, 2013, as amended June 28, 2013, and incorporated herein by reference.